UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2008

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices)  (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Conditions

 On February 21, 2008 Hardinge Inc. issued a press release announcing the Company’s fourth quarter and 2007 year results.  The press release also announced that on February 19, 2008, the Board of Directors declared a cash dividend of $0.05 per share on the Company’s common stock.  This dividend is payable March 10, 2008 to stockholders of record as of March 3, 2008.  A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On February 19, 2008, Hardinge’s Board of Directors elected Richard L. Simons, age 52, to the position of Senior Vice President and Chief Operating Officer.  Mr. Simons’ appointment is effective March 3, 2008.  From July, 2005 to February, 2008, Mr. Simons was employed as the Vice President and Corporate Controller of Carpenter Technology Corporation, a leading manufacturer and distributor of specialty alloys. Previously, Mr. Simons served as Hardinge’s Chief Financial Officer from 1999 to 2005.  Mr. Simons holds a Bachelor’s degree in Accounting, an MBA from Rochester Institute of Technology, and is a Certified Public Accountant.

Item 9.01  Financial Statements and Exhibits

99	Press release issued by registrant on February 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

February 21, 2008	By:	/s/ Charles R. Trego, Jr.
Date	Charles R. Trego, Jr.
Senior Vice President and Chief Financial Officer